UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 7, 2017

Emerald Medical Applications Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tikva, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective August 7, 2017, Emerald Medical Applications Corp. (the "Registrant") agreed to the amendment and revision of the terms of the convertible notes (the "Notes") and the warrants (the "Warrants") issued to Alpha Anstalt Capital ("Alpha") and Chi Squared Capital Inc. ("Chi Squared"), originally dated June 20, 2016, as reported in the Registrant's Form 8-K filed with the SEC on June 22, 2017 pursuant to a settlement agreement between the Registrant, Alpha and Chi Squared, a copy of which is attached as exhibit 10.37. The Registrant entered into the settlement agreement with Alpha and Chi Squared as a result of the fact that Alpha and Chi Squared had taken the position that certain defaults may have occurred as a result of actions and/or inactions by the Registrant with respect to the Registrant's obligations under the transaction documents filed as exhibits to the Form 8-K filed on June 22, 2016 which the Registrant did not deem to be defaults.

Pursuant to the settlement agreement, the Notes, which had originally provided for a maturity date of June 19, 2017 and were in the original principal amounts of $400,000 and $40,000, respectively, were extended until June 19, 2019, in consideration for which the Registrant agreed to an increase in the principal amounts to $551,600 and $55,160, respectively, both of which retain the adjusted conversion price of $0.14. The new Notes are attached hereto as exhibits 10.38 and 10.39, respectively. In addition, the Class A and Class B Warrants issued on June 20, 2016 were both adjusted to provide for the exercise of a total of 11,331,252 shares at $0.14 compared to the exercise of 2,200,000 shares each at the adjusted conversion price of $0.14 in the original Warrants. The new Warrants are attached hereto as exhibits 10.40 and 10.41, respectively.

Item 3.02 Unregistered Shares of Equity Securities.

On August 7, 2017 and in connection with the settlement agreement, a total of 3,451,490 Warrants were immediately exercised on a cashless exercise basis pursuant to which the Registrant issued a total of 1,096,395 shares. As a further part of the settlement, the Registrant agreed to issue Alpha and Chi Squared a total of 528.82 newly authorized shares of Series A Convertible Preferred Stock having a stated value of $1,000 per share, convertible into a total of 3,778,647 shares based upon a conversion price of $0.14.The Certificate of Designation for the Series A Convertible Preferred Stock is attached hereto as exhibit 10.42.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.37	Settlement Agreement dated August 7, 2017, filed herewith.
10.38	Secured Convertible Note due June 20, 2019 payable to Alpha Anstalt Capital, filed herewith.
10.39	Secured Convertible Note due June 20, 2019 payable to Chai Squared Capital, Inc., filed herewith.
10.40	Class A Warrants, filed herewith.
10.41	Class B Warrants, filed herewith.
10.42	Certificate of Designation of Series A Convertible Preferred Stock, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Gadi Levin Chief Financial Officer Gadi Levin Date: August 31, 2017